SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 23, 2004

(Date of earliest event reported)

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5313	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. Riverside Avenue, Suite 1100, Spokane WA,	99201
(Address of principal executive offices)	(Zip Code)

509-835-1500

(Registrant’s telephone number,

including area code)

Item 5.    Other Events

L. Pendleton Siegel, Chairman and Chief Executive Officer of Potlatch Corporation (the Company), informed the Company of his intent to exercise his option to purchase up to 66,000 shares of the Company’s common stock granted to him at an exercise price of $28.68 per option share on December 6, 2001, in accordance with the stockholder-approved Potlatch Corporation 1995 Stock Incentive Plan. Of the 66,000 shares, Mr. Siegel indicated that he would exercise and sell 56,000 shares and exercise and retain the remaining 10,000 shares.

On February 19 and 20, 2004, Mr. Siegel exercised his option to purchase a total of 56,000 shares in a cashless exercise and sold the shares of common stock through a broker at prices ranging from $40.00 to $40.68 per share.

On the day the 56,000 share transaction settles, Mr. Siegel will use the majority of the net proceeds from the transaction, after taxes, to exercise his option to purchase the remaining 10,000 shares, which he intends to retain as an investment.

These transactions will be reported on two Form 4s, “Statement of Changes in Beneficial Ownership of Securities” to be filed with the Securities and Exchange Commission, as required.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2004

POTLATCH CORPORATION

By:	/S/ MALCOLM A. RYERSE
Malcolm A. Ryerse
Corporate Secretary